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                                                                    EXHIBIT 8.1

                                   Law Offices
                       Baker, Donelson, Bearman & Caldwell
                           A Professional Corporation
                           1700 Nashville City Center
                                511 Union Street
                                 P.O. Box 190613
                           Nashville, Tennessee 37219

                                 (615) 726-5600

                                    Facsimile
                                 (615) 726-0464

                                February 14, 1997



Healthcare Realty Trust Incorporated
3310 West End Avenue
Fourth Floor
Nashville, Tennessee  37203

           Re:   Form S-3 Registration

Gentlemen:

     We have acted as special tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 33-97888) and the documents incorporated by reference therein (the "Incorporated Documents") and Amendment No. 1 thereto filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act") relating to the registration of shares of Common Stock, warrants to purchase Common Stock, shares of registration of shares of preferred stock of the Company and debt securities of the Company (the "Shelf Securities") to be issued from time to time by the Company. The Company's registration statement, as amended, including the Incorporated Documents, is hereinafter referred to as the "Registration Statement" and the related prospectus dated November 2, 1995 (including the Incorporated Documents), relating to the Shelf Securities is hereinafter referred to as the "Basic Prospectus", as supplemented by the prospectus supplement dated February 11, 1997, relating to the offering of up to 5,175,000 shares of common stock, par value $.01 per share of the Company (the "Shares") by the Underwriters, in the form first used to confirm sales of the Shares, is hereinafter referred to as the "Prospectus". In connection with the Registration Statement, you have requested our opinion that the Company was and is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and that its method of operation as described in the Prospectus permits it to meet the requirements for qualification and taxation as a REIT. All capitalized terms in this opinion which are defined in the Registration Statement and the Prospectus shall have the same respective meanings as set forth in the Registration Statement and the Prospectus.


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Healthcare Realty Trust Incorporated
February 14, 1997
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     In rendering our opinion, we have examined and relied upon the following documents and other materials:

     1. Schedules prepared or delivered by officials of the Company setting forth:

          (a) REIT taxable and gross income for the fiscal year ended December 31, 1996, together with a schedule of actual dividends distributed and projected dividends to be distributed in accordance with Code Section 858 and compliance with the distribution requirements of Code Section 857(a); and

          (b) Compliance with the applicable REIT ratios or tests for the fiscal year ended December 31, 1996, including:

               Income tests:
               (1)    95% gross income test for the year;
               (2)    75% gross income test for the year;
               (3)    30% gross income test for the year;

               Asset tests:
               (1)    75% asset test at the end of each quarter;
               (2)    25% asset test at the end of each quarter;
               (3)    10% asset test at the end of each quarter;
               (4)     5% asset test at the end of each quarter.

     2. The Company's certificate, dated as of February 11, 1997.

     In addition, we have examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgement are necessary or appropriate to enable us to render the opinion expressed below.

     In rendering our opinion, we have made the following assumptions:

     1. Shares of the Company have been, since the completion of the Company's initial public offering, and will continue to be, beneficially owned by over 100 shareholders, as defined under Code Section 856(a)(5); five or fewer shareholders have not owned, directly or indirectly under the rules of Code
Section 544, as modified by Code Section 856(h), at any time since the completion of the initial public offering, over 50% in value of the outstanding stock of the Company; and "Excess Shares" (defined in the Company's Second Articles of Amendment and Restatement to be shares of a value exceeding 9.9% in value of the outstanding shares of the Company) held or deemed held by any person (pursuant to applicable rules of attribution) are deemed to have no value or voting rights.


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Healthcare Realty Trust Incorporated
February 14, 1997
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     2. The Company has and will comply with any and all procedural requirements for REIT status set forth in Code Sections 856 through 860 and the regulations thereunder, including the timely making of such elections and the obtaining and disclosing of such information as is required on the federal tax returns to be filed by the Company.

     3. Additional properties acquired will constitute "real estate assets" and any other investments made by the REIT will be made in a manner which will satisfy the asset tests of Code Section 856(c).

     4. The income from existing and additional leases entered into or acquired and the income from other investments will not cause the Company to fail to satisfy the income tests of Code Section 856(c).

     5. The Company will operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

     6. The Company had no accumulated "C" corporation earnings and profits at December 31, 1996.

     7. All partnerships in which the Company may have an ownership interest will own only "real estate assets" and cash reserves. All activities of those partnerships will consist of activities permitted to be undertaken by a REIT, and income of such partnerships, other than interest income on cash reserves, shall be "rents from real property".

     8. Each corporation in which the Company has acquired or acquires an equity interest shall either be a "Qualified REIT Subsidiary" under Code Section 856(i) or a corporation in which the Company will not own over ten percent of the outstanding voting securities, and the securities owned of any such corporation which is not a Qualified REIT Subsidiary will not be greater in value than five percent (5%) of the value of the total assets of the Company.

     On the basis of and in reliance on the foregoing, we wish to advise you that under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), in our opinion the Company was and is organized in conformity with the requirements for qualification as a REIT under the Code and, that its method of operation as described in the Prospectus permits it to meet the requirements for qualification and taxation as a REIT.

     Since actual qualification as a REIT is dependent upon future facts and circumstances, it is possible that future events, operations, distributions or other actions will cause the Company not to qualify or continue to qualify as a REIT.


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Healthcare Realty Trust Incorporated
February 14, 1997
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the references to Baker, Donelson, Bearman & Caldwell under the captions "Federal Income Tax and ERISA Considerations" and "Legal Matters" in the Prospectus and "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus Supplement.

     The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                       Sincerely,


                                       /s/  Baker, Donelson, Bearman & Caldwell